HAYWARD HOLDINGS, INC.
400 Connell Drive, Suite 6100
Berkeley Heights, NJ 07922
☎ 1.908.351.5400
www.hayward.com

January 24, 2022

Hayward Holdings Announces Select Fiscal Fourth Quarter and Full Year 2021 Preliminary Financial Results and 4.08 million share repurchase as part of previously announced repurchase program

Preliminary Estimated Unaudited Consolidated Financial Results for the fiscal quarter and the Year ended December 31, 2021

Hayward Holdings, Inc's. ("Hayward") preliminary estimated unaudited consolidated Net sales, Net income and Adjusted EBITDA for the fiscal quarter and year ended December 31, 2021 are set forth below. We have provided a range for these preliminary financial results because our closing procedures for our fiscal quarter and year ended December 31, 2021 are not yet complete. Our preliminary estimates of the consolidated financial results set forth below are based solely on information available to us as of the date of this press release and are inherently uncertain and subject to change. Our actual results remain subject to the completion of management's final review and our other closing procedures, as well as the completion of the audit of our annual consolidated financial statements. Accordingly, you should not place undue reliance on these preliminary financial results, which may differ materially from actual results. See "Special Note Regarding Forward-Looking Statements" for a discussion of certain factors that could result in differences between the preliminary estimated unaudited consolidated financial results reported below and the actual results.

These preliminary estimates are not a comprehensive statement of our consolidated financial results for the fiscal quarter and the year ended December 31, 2021, and should not be viewed as a substitute for full year audited financial statements prepared in accordance with GAAP. In addition, these preliminary estimates for the fiscal quarter and the year ended December 31, 2021 are not necessarily indicative of the results to be achieved in any future period. Our actual financial results for the fiscal quarter and year ended December 31, 2021 may differ from these preliminary estimates due to the completion of our financial closing procedures, final adjustments and other developments that may arise between the date of this press release and the time that financial results for the fiscal quarter and year ended December 31, 2021 are finalized.

You should read this information together with the historical consolidated financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" for prior periods included in the Company's SEC filings.

The preliminary financial results set forth below have been prepared by, and are the responsibility of, our management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial results. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

	For the fiscal quarter ended December 31,			For the year ended December 31,		
	2021 (unaudited)		2020	2021 (unaudited)		2020
	Low	High		Low	High	
(in millions)	(estimated)		(actual)	(estimated)		(actual)
Preliminary Estimated Statement of Operations Data:						
Net sales	$ 348	$ 354	$ 261	$ 1,397	$ 1,403	$ 875
Net income	$ 51	$ 59	$ 19	$ 191	$ 199	$ 43
Adjusted EBITDA (non-GAAP) (1)	$ 102	$ 107	$ 74	$ 418	$ 423	$ 232

(1) We define Adjusted EBITDA as net income (loss) before interest expense, net, income tax expense (benefit) and depreciation and amortization and by adding to or subtracting therefrom certain items of expense and income. See “Non-GAAP Financial Measures” below for additional information. Fiscal Quarter Ended December 31, 2021 Compared with the fiscal quarter Ended December 31, 2020 For the fiscal quarter ended December 31, 2021, we expect Net sales to be in the range of $348 million to $354 million compared to $261 million for the fiscal quarter ended December 31, 2020. The expected increase in Net sales was primarily driven by higher volumes mainly in residential pool equipment sales as we continued to see demand from aftermarket upgrades and new construction. Net sales growth continues to benefit from the demand environment for outdoor living products, our production capabilities, introduction of new products (notably within our SmartPadTM offering), and price increases in response to higher inflation, despite 6 fewer days during the fiscal quarter compared to the prior year. For the fiscal quarter ended December 31, 2021, we expect Net income to be in the range of $51 million to $59 million compared to $19 million for the fiscal quarter ended December 31, 2020. The expected Net income for the year ended December 31, 2021 includes the benefit of an increase in demand for pool products and price increases in response to rising inflation resulting in our increased Net Sales, offsetting the inflationary costs of raw materials, labor and transportation, and higher costs associated with volume. For the fiscal quarter ended December 31, 2021, we expect Adjusted EBITDA to be in the range of $102 million to $107 million compared to $74 million in the fiscal quarter ended December 31, 2020 resulting in an Adjusted EBITDA margin of 29.3% to 30.3% or an expansion of 103 to 196 basis points. This expected increase in quarterly Adjusted EBITDA is primarily due to the increase in Net sales and Net income described above, net of certain items discussed below in the section ‘Reconciliation of Net Income to Adjusted EBITDA’ included within the Appendix. Year ended December 31, 2021 Compared with the Year Ended December 31, 2020 For the year ended December 31, 2021, we expect Net sales to be in the range of $1,397 million to $1,403 million compared to $875 million for the year ended December 31, 2020. The expected increase in Net sales was driven by higher volumes, mainly in residential pool equipment sales as we continued to see demand from aftermarket upgrades and new construction, and channel inventory replenishment. Net sales growth continues to benefit from the demand environment for outdoor living products, our production capabilities, introduction of new products (notably those within our SmartPadTM offering), and price increases in response to inflation. For the year ended December 31, 2021, we expect Net income to be in the range of $191 million to $199 million compared to $43 million for the year ended December 31, 2020. This expected increase in Net income reflects the combination of increased demand and higher prices as discussed above, partially offset by inflation in raw materials, labor and transportation and costs, as well as volume and growth driven operating expenses, and one-time expenses related to non-recurring events. For the year ended December 31, 2021, we expect Adjusted EBITDA to be in the range of $418 million to $423 million compared to $232 million for the year ended December 31, 2020 resulting in an Adjusted EBITDA margin of 29.9% to 30.2% or an expansion of 342 to 365 basis points. This expected full year increase in Adjusted EBITDA, was primarily due to the increase in Net Income discussed above, net of income taxes, interest expense and income, depreciation, amortization as well as certain items discussed below in the section Reconciliation of Net income to Adjusted EBITDA included within the appendix. Share Repurchase In addition, as part of the Company’s previously announced $450 million share repurchase program, the Company has agreed to repurchase 4.08 million shares of common stock from certain affiliates of the Company’s controlling shareholders (collectively, the “Sponsors”). The price per share was approved by an independent committee of the board of directors and is the same price at which the Sponsors have agreed to sell their shares in a block trade in compliance with Rule 144.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS This press release contains forward-looking statements and information relating to the Company’s expected financial performance during the fiscal quarter and year ended December 31, 2021 and are based on the beliefs of management as well as assumptions made by, and information currently available to management. When used in this release, words such as “may,” “will,” “should,” “could,” “intend,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” “predict,” “project,” “seek” and similar expressions as they relate to us are intended to identify forward-looking statements. These statements reflect management’s current view, are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Further, certain forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. Hayward has based these forward-looking statements largely on management’s current expectations and projections about future events and financial trends that management believes may affect Hayward’s business, financial condition and results of operations. Important factors that could affect Hayward’s future results and could cause those results or other outcomes to differ materially from those indicated in the forward-looking statements include the following: our ability to execute on our growth strategies and expansion opportunities; our ability to maintain favorable relationships with suppliers and manage disruptions to our global supply chain and the availability of raw materials; our relationships with and the performance of distributors, builders, buying groups, retailers and servicers who sell our products to pool owners; competition from national and global companies, as well as lower cost manufacturers; impacts on our business from the sensitivity of our business to seasonality and unfavorable economic and business conditions; our ability to identify emerging technological and other trends in our target end markets; our ability to develop, manufacture and effectively and profitably market and sell our new planned and future products; failure of markets to accept new product introductions and enhancements; the ability to successfully identify, finance, complete and integrate acquisitions; our ability to attract and retain senior management and other qualified personnel; regulatory changes and developments affecting our current and future products; volatility in currency exchange rates; our ability to service our existing indebtedness and obtain additional capital to finance operations and our growth opportunities; impacts on our business from political, regulatory, economic, trade, and other risks associated with operating foreign businesses; our ability to establish and maintain intellectual property protection for our products, as well as our ability to operate our business without infringing, misappropriating or otherwise violating the intellectual property rights of others; the impact of material cost and other inflation; the impact of changes in laws, regulations and administrative policy, including those that limit US tax benefits or impact trade agreements and tariffs; the outcome of litigation and governmental proceedings; impacts on our business from the COVID-19 pandemic; and other risks and uncertainties set forth under “Risk Factors” in the prospectus for Hayward’s initial public offering and in Hayward’s subsequent SEC filings. The forward-looking statements in this press release represent management’s views as of the date of this press release. Unless required by United States federal securities laws, Hayward neither intends nor assumes any obligation to update these forward looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in our expectations. NON-GAAP FINANCIAL MEASURES This press release includes certain financial measures not presented in accordance with the generally accepted accounting principles in the United States (“GAAP”), including adjusted EBITDA and adjusted EBITDA margin. These financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income (loss) or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly titled measures used by other companies, which may be defined and calculated differently. See the appendix for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures.

Appendix

Reconciliation of Net Income to Adjusted EBITDA and Adjusted EBITDA margin

The following table presents a reconciliation of net income, the most directly comparable GAAP financial measure, to Adjusted EBITDA for each of the periods indicated:

	For the fiscal quarter ended December 31,			For the year ended December 31,		
	2021 (unaudited)		2020	2021 (unaudited)		2020
	Low	High		Low	High	
(in millions)	(estimated)		(actual)	(estimated)		(actual)
Net income—GAAP	$51.0	$59.0	$19.1	$191.0	$199.0	$ 43.3
Depreciation	4.8	4.8	4.3	18.9	18.9	18.8
Amortization	10.3	10.3	11.2	41.2	41.2	44.0
Interest expense	8.7	8.7	19.5	60.4	60.4	73.6
Income Taxes	20.9	17.9	7.2	63.0	60.0	14.5
EBITDA	95.7	100.7	61.3	374.5	379.5	194.2
Stock-based compensation (a)	2.6	2.6	(0.0)	19.0	19.0	1.9
Sponsor management fees (b)	-	-	0.2	0.1	0.1	0.8
Currency exchange items (c)	0.1	0.1	(2.6)	4.5	4.5	(4.7)
Acquisition and restructuring related expenses, net (d)	12.6	12.6	1.8	15.0	15.0	19.3
Other (e)	(9.0)	(9.0)	13.1	4.9	4.9	20.1
Adjusted EBITDA (non-GAAP)	$102.0	$107.0	$73.8	$418.0	$423.0	$ 231.6
Adjusted EBITDA margin (non-GAAP)	29.3%	30.3%	28.3%	29.9%	30.2%	26.4%

(a) Represents stock-based compensation expense related to equity awards issued.

(b) Represents discretionary fees paid to our Sponsors for management services rendered pursuant to a management agreement with the Company. These payments ceased as of the effective date of our initial public offering, which was March 12, 2021.

(c) Represents non-cash mark to market gains (losses) on foreign currency contracts.

(d) Adjustments in the fiscal quarter ended December 31, 2021 include $9.9 million of business restructuring related costs associated with the exit of an early stage product business acquired in 2018, and $2.6 million of severance and retention costs associated with the relocation or our Corporate headquarters. Adjustments in the fiscal quarter ended December 31, 2020 include $1.8 million of business restructuring related costs associated with the exit of manufacturing and distribution facilities. Costs associated with an early stage product business acquired in 2018 and being phased out in 2021 that were recorded in prior periods have been reclassified from ''Acquisition and restructuring related expense, net'' to ''Other'' to be consistent with the current period's presentation.

Adjustments for the year ended December 31, 2021 primarily include $9.9 million of business restructuring related costs associated with the exit of an early stage product business acquired in 2018, $3.4 million severance and retention costs associated with the relocation of our Corporate headquarters, and $1.6 million of business restructuring related costs associated with the exit of a redundant manufacturing and distribution facility; Adjustments for the year ended December 31, 2020 include business restructuring costs related to a global manufacturing and distribution consolidation and expansion project. Costs associated with an early stage product business acquired in 2018 and being phased out in 2021 that were recorded in prior periods have been reclassified from ''Acquisition and restructuring related expense, net'' to ''Other'' to be consistent with the current period's presentation.

(e) Adjustments for the fiscal quarter ended December 31, 2021 primarily include ($12.5 million) of insurance settlement gains related to the property damage and business interruption as a result of the fire accident in Yuncos, Spain as well as $2.5 million of operating losses associated with the early stage product business mentioned above, and other immaterial items. Adjustments for the fiscal quarter ended December 31, 2020 include $2.1 million of operating losses related to an early stage product business purchased in 2018 that were recorded in prior periods as restructuring related costs, $4.0 million of inventory write-offs, $2.3 million of severance and retention costs, $2.0 million of IPO related costs, $0.6 million of additional health and safety expenses related to COVID-19, $0.6 million for a legal settlement, and other miscellaneous costs that we believe are not representative of our ongoing business operations. Adjustments for the year ended December 31, 2021 primarily include ($12.5 million) of insurance settlement gains related to property damage and business interruption as a result of the fire accident in Yuncos, Spain offset by $5.4 million of costs related to the fire accident, a $4.0 million legal reserve and fees, $4.0 million of operating losses related to the early stage product business acquired in 2018 mentioned above, $1.9 million related to debt refinancing, $1.0 million related to our IPO, and other immaterial items. Adjustments for the year ended December 31, 2020 include $5.1 million of operating losses related to the same early stage product business, $4.0 million of inventory write-offs, $2.5 million of COVID-19 related health and safety expenses, $2.3 million of severance and retention costs, $2.0 million of IPO related costs, $1.1 million for a legal settlement, and other miscellaneous costs that we believe are not representative of our ongoing business operations.